Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the quarterly report of Delek Logistics Partners, LP (the “Partnership”) on Form 10-Q for the quarter ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ezra Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Ezra Uzi Yemin
Ezra Uzi Yemin,
Chairman and Chief Executive Officer (Principal Executive Officer) of Delek Logistics GP, LLC (the general partner of Delek Logistics Partners, LP)
Dated: February 26, 2015
A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.